EXHIBIT 99.1

Gateway Insurance Services Continues Its Expansion in Virginia With the Acquisition of C.D. West & Company in Newport News

VIRGINIA BEACH, Va., Dec. 1, 2006 (PRIME NEWSWIRE) -- Gateway Bank & Trust Co., the banking subsidiary of Gateway Financial Holdings, Inc. (Nasdaq:GBTS) announced that its subsidiary, Gateway Insurance Services, Inc., is acquiring C.D. West & Company, one of the oldest and most reputable insurance agencies in Newport News, Virginia, effective December 1, 2006. Founded in 1897, C.D. West & Company is an established commercial lines (business) insurance agency, whose products include property, commercial automobile, general liability, workers' compensation, and specially designed insurance coverages for business owners.

C.D. West & Company will serve as the Company's platform for the expansion of its commercial lines insurance operations in Virginia. As such, C.D. West represents the complement to Gateway's recently acquired Insurance Center, Inc., which serves as the hub for the expansion of its personal lines insurance business in the Virginia market. This acquisition also provides Gateway Insurance Services with its first entry on the Virginia Peninsula, its second insurance office in Virginia, and its tenth insurance office overall including eight offices serving northeastern North Carolina. C.D. West will continue to operate from its current location at 753 Thimble Shoals Blvd., Suite 1C, in the Oyster Point area of Newport News under the name "Gateway / C.D. West & Company."

C. Dwight West, formerly president of C.D. West & Company, will serve as senior vice president of Gateway Insurance Services, Inc.; he will be responsible for the development and management of insurance service offerings on the Virginia Peninsula and commercial lines insurance throughout Virginia. He will also assist with Gateway Bank & Trust Company with its future expansion plans on the Peninsula. Mr. West is past president of the Independent Insurance Agents & Brokers of Virginia and a Chartered Property and Casualty Underwriter.

D. Ben Berry, chairman and chief executive officer of Gateway Financial Holdings, Inc., commented, "This acquisition completes our Virginia insurance platform with a dedicated hub in place for personal insurance lines and one for commercial insurance lines. C.D. West is a quality institution, well-known and highly regarded in its local markets. This acquisition emphasizes Gateway's commitment to the insurance business as a central element in our growth strategy. In addition, we are excited that Dwight West is a part of our Gateway team. His knowledge of this market will help us build both our insurance and banking franchise on the Virginia Peninsula."

About the Company

The Company is the holding company for Gateway Bank & Trust Co., a full-service community bank with a total of 24 offices - 13 in Virginia: Virginia Beach (7), Chesapeake (3), Suffolk, Norfolk and Emporia; and 11 in North Carolina: Elizabeth City (3), Edenton, Kitty Hawk (2), Moyock, Nags Head, Plymouth, Roper and Raleigh and a private banking center in Raleigh. The Bank also provides insurance through its Gateway Insurance Services, Inc. subsidiary and brokerage services through its Gateway Investment Services, Inc. subsidiary, and mortgage banking services through its Gateway Financial Mortgage, Inc. subsidiary. The common stock of the Company is traded on the Nasdaq Global Market under the symbol GBTS. For further information, visit our Web site at www.gwfh.com.

Forward-Looking Statements

Statements contained in this news release, which are not historical facts, are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. Amounts herein could vary as a result of market and other factors. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time. Such forward- looking statements may be identified by the use of such words as "believe," "expect," anticipate," "should," "planned," "estimated," and "potential." Examples of forward-looking statements include, but are not limited to, estimates with respect to the financial condition, expected or anticipated revenue, results of operations and business of the Company that are subject to various factors which could cause actual results to differ materially from these estimates. These factors include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation or regulation; and other economic, competitive, governmental, regulatory, and technological factors affecting the Company's operations, pricing, products and services. The Company undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:  Gateway Bank & Trust
          David Twiddy, President & COO
          (252) 334-1511
          davidtwiddy@gwfh.com